As filed with the Securities and Exchange Commission on May 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota		41-1681094
(State or other jurisdiction of Incorporation or organization)	7550 Meridian Circle N., Suite 150 Maple Grove, MN 55369	(I.R.S. Employer Identification No.)
(Address of principal executive offices)

NORTECH SYSTEMS INCORPORATED 2017 STOCK INCENTIVE PLAN

(Full title of the Plan)

Chief Financial Officer

Nortech Systems Incorporated

7550 Meridian Circle N., Suite 150 Maple Grove, MN 55369

(Name and address of agent for service)

(952) 345-2244

(Telephone number, including area code, of agent for service)

Copies to:

Mark Hooley

Insitu Law, PLC

60 South 6th Street, Suite 280000

Minneapolis, Minnesota 55402

Telephone: (612) 340-2678

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non- Accelerated Filer ☒	Smaller reporting company☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                                                                        ☐

EXPLANATORY NOTE

Nortech Systems Incorporated (the “Registrant”), previously filed Registration Statements on Form S-8 (SEC File No. 333-223959), (SEC File No. 333-237293) and (SEC File No. 333-271986) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of 675,000 shares of the Registrant’s Common Stock to be issued under the Nortech Systems Incorporated 2017 Stock Incentive Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by the Registrant solely to register an additional 100,000 shares of the Registrant’s Common Stock reserved for issuance under the Plan. The increase in the number of shares of the Registrant’s Common Stock authorized under the Plan was approved by the Registrant’s board of directors and shareholders. Pursuant to Instruction E, the contents of the Registrant’s previously filed Registration Statement on Form S-8 (SEC File Nos. 333-223959, 333-237293 and 333-271986), including without limitation periodic reports that the Registrant filed, or will file, after this Registration Statement to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, with the exception of Items 3 and 8 of Part II of such prior Registration Statements, each of which is amended and restated in its entirety herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the Commission are incorporated herein by reference:

(a)	The registrant’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2023, filed on March 20, 2024; and

(b)

The description of our common stock contained in our Registration Statement on Form S-1/A, Registration No.333-00888, filed July 16, 1996, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post‑effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. Exhibits.

Exhibit	Description
4.1	Nortech Systems Incorporated 2017 Stock Incentive Plan (incorporated by reference to Exhibit A to the Definitive Proxy Statement filed March 22, 2017).
5.1	Opinion of Insitu Law, PLC as to the legality of the securities being registered (filed herewith)
23.1	Consent of Baker Tilly US, LLP (filed herewith)
23.2	Consent of Insitu Law, PLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
107.1	Filing Fee Table (filed herewith)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maple Grove, State of Minnesota, on the 20th day of May, 2024.

NORTECH SYSTEMS INCORPORATED By: /s/ Andrew D. C. LaFrence Andrew D. C. LaFrence Chief Financial Officer and SVP of Finance

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Andrew D. C. LaFrence as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or her substitutes, shall do or cause to be done by virtue hereof. The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed as of the 20th day of May, 2024, by the following persons in the capacities indicated.

Name	Title
/s/ Jay D. Miller	President and Chief Executive Officer (Principal Executive Officer) and Director
Jay D. Miller

/s/ Andrew D. C. LaFrence	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Andrew D. C. LaFrence

/s/ Stacey A. Kruse	Director
Stacy A. Kruse

/s/ David B. Kunin	Director
David B. Kunin

/s/ Ryan P. McManus	Director
Ryan P. McManus

/s/ Steven J. Rosenstone	Director
Steven J. Rosenstone

/s/ Dan Sachs	Director
Dan Sachs

/s/ Amy Fredregill	Director
Amy Fredregill

/s/ Jose A. Peris	Director
Jose A. Peris

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